Exhibit 10.22
SECOND AMENDMENT TO DEED OF LEASE
     THIS SECOND AMENDMENT TO DEED OF LEASE (this “Second Amendment”) is made this 26th day of March, 2007 (the “Effective Date”), by and between ACP/2300 CORPORATE PARK OWNER, LLC, a Delaware limited liability company (“Landlord”), and K12 INC., a Delaware corporation (“Tenant”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Deed of Lease dated December 7, 2005 (the “Original Lease”), ACP/2300 Corporate Park Drive, LLC (“Original Landlord”) leased to Tenant, and Tenant leased from Original Landlord, approximately 35,740 rentable square feet of office space (the “Original Premises”) comprising a portion of the first (1st) floor and the entire second (2nd) floor of the building located at 2300 Corporate Park Drive, Herndon, Virginia (the “Building”);
     WHEREAS, Landlord has purchased the Building from Original Landlord and has succeeded to the interest of Original Landlord under the Original Lease;
     WHEREAS, pursuant to that certain First Amendment to Deed of Lease dated November 30, 2006 (the “First Amendment”), Landlord and Tenant amended the Original Lease to provide for the demise to Tenant of the Expansion Space (as more particularly described in the First Amendment), upon the terms and conditions set forth in the First Amendment; and
     WHEREAS, Landlord and Tenant desire to amend the Original Lease, as amended, to provide for the demise to Tenant of the Second Expansion Space (hereinafter defined), upon the terms and conditions set forth in this Second Amendment.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:
     1. Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Second Amendment and made a part hereof by this reference.
     2. Definitions. All capitalized terms used in this Second Amendment shall have the meanings ascribed thereto in the Original Lease, unless otherwise defined herein. As used herein and in the Original Lease: (a) the term “Lease” shall mean the Original Lease, as amended by the First Amendment and this Second Amendment; and (b) from and after the Second Expansion Space Commencement Date (hereinafter defined), the term “Premises” shall mean the Original Premises together with the Expansion Space and the Second Expansion Space. Notwithstanding the foregoing, in the event the Must-Take Space Commencement Date occurs prior to the Second Expansion Space Commencement Date, then, as of the Second Expansion Space Commencement Date, the term “Premises” shall mean the Original Premises together with the Expansion Space, the Second Expansion Space and the Must-Take Space.
     3. Second Expansion Space. Subject to the terms and conditions set forth herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for a term beginning on the Second Expansion Space Commencement Date and ending on April 30, 2013 (i.e. the “Lease Expiration Date” under the Original Lease), 27,752 rentable square feet of office space consisting of the entire sixth (6th) floor of the Building, as shown on the attached Exhibit A (the “Second Expansion Space”). As of the Second Expansion Space Commencement Date, the aggregate number of rentable square feet demised to Tenant under the Lease (consisting of the Original Premises, the Expansion Space and the Second Expansion Space) shall be 70,422. Notwithstanding the foregoing, in the event the Must-Take Space Commencement Date occurs prior to the Second Expansion Space Commencement Date, then, as of the Second Expansion Space Commencement Date, the aggregate number of rentable square feet demised to
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Tenant under the Lease (consisting of the Original Premises, the Expansion Space, the Second Expansion Space and the Must-Take Space) shall be 98,174.
     4. Improvements to the Second Expansion Space. Landlord shall deliver the Second Expansion Space to Tenant in its “as-is” condition (broom clean and free of all furniture and work stations, except for the Second Expansion Space Existing Furniture (hereinafter defined)) and Landlord shall have no obligation to perform, or, except as expressly set forth in this Paragraph 4, pay for, any work, improvements or alterations in or to the Second Expansion Space in connection with this Second Amendment or otherwise. Notwithstanding the foregoing, and provided that Tenant is not then in default under the Lease, Landlord shall provide Tenant with a refurbishment allowance (the “Refurbishment Allowance”) of Two Hundred Twenty-Two Thousand Sixteen Dollars ($222,016.00) (or Eight Dollars ($8.00) per rentable square foot of the Second Expansion Space) to pay for costs and expenses incurred by Tenant in connection with the design and construction of improvements which Tenant desires to undertake in and to the Second Expansion Space (the “Second Expansion Space Improvements”), which costs and expenses shall include the costs of all space planning, architectural and engineering work related thereto, all governmental and quasi-governmental approvals and permits required therefor, any costs incurred by Landlord because of changes to the base Building or the base Building systems, all construction costs, contractors’ overhead and profit, Tenant’s construction management fees, insurance and other requirements, the cost of Tenant’s telecommunications cabling and wiring installed in the Second Expansion Space, the cost of Tenant’s initial furniture, fixtures and equipment installed in the Second Expansion Space, and all other costs and expenses incurred in connection with the Second Expansion Space Improvements. Disbursements of the Refurbishment Allowance by Landlord (“Partial Payments”) shall be made on a monthly basis, if requested in writing by Tenant, or, if not so requested, paid out by Landlord upon completion of the Second Expansion Space Improvements, and the satisfaction of the conditions set forth below, including the receipt by Landlord of final lien waivers from all general contractors, subcontractors and material suppliers who perform work or provide materials in connection therewith. Each of Tenant’s requests for a Partial Payment (the “Draw Requests”) shall be accompanied by (a) the general contractor’s application for payment (including, if applicable, an architect’s certification thereof) setting forth a detailed description of the work completed (including the percentage of the total job which the work with respect to which the contractor seeks payment represents) and the total cost of such work; (b) invoices for design, architectural or permit costs incurred by Tenant; (c) a written approval by Tenant and its architect of the contractor’s application of payment and the work performed by the contractor(s); and (d) partial lien waivers (or, with respect to the final Draw Request, final lien waivers) and releases of mechanic’s and materialmen’s liens from the general contractor, subcontractors and material suppliers providing work or services in or to the Second Expansion Space. The Landlord shall make Partial Payments of the Refurbishment Allowance within thirty (30) days after receipt of a Draw Request from Tenant, provided that such Draw Request is accompanied by all applicable information and documentation set forth in (a)-(d), above. The Tenant’s final Draw Request shall include a certificate of substantial completion prepared by Tenant’s architect and shall also include all applicable final lien waivers. Prior to undertaking any Second Expansion Space Improvements in the Second Expansion Space, Tenant shall submit to Landlord for its approval full working drawings (the “Working Drawings”) depicting all Second Expansion Space Improvements which Tenant desires to install in the Second Expansion Space, which Working Drawings shall satisfy the requirements set forth for the “Tenant’s Plans” pursuant to Exhibit B attached to the Original Lease (captioned, “Work Agreement”). All Working Drawings depicting the Second Expansion Space Improvements to be constructed in or to the Second Expansion Space shall be subject to approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, except if Landlord determines that any proposed Second Expansion Space Improvement depicted therein will alter or affect the structural elements of the Building or any of the systems therein, in which event Landlord’s approval may be withheld in its sole discretion with respect to such improvements. The Second Expansion Space Improvements shall be constructed (1) in a good and workmanlike manner, (2) in strict accordance with the terms and conditions of the Original Lease, including but not limited to the terms and conditions of Section 8 thereof (captioned, “Improvements and Fixtures”) and (3) by licensed contractor(s) approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any portion of the Refurbishment
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Allowance with respect to which Tenant fails to submit to Landlord a Draw Request within six (6) months after the Second Expansion Space Rent Commencement Date (hereinafter defined) shall be retained by Landlord.
     5. Second Expansion Space Term.
          A. The Term with respect to the demise of the Second Expansion Space to Tenant (the “Second Expansion Space Term”) shall commence on the Second Expansion Space Commencement Date and shall expire on April 30, 2013, unless earlier terminated in accordance with the terms and provisions of the Lease. As used herein, the term “Second Expansion Space Commencement Date” shall mean the date on which Landlord delivers the Expansion Space to Tenant, which date is currently anticipated to occur on or about October 1, 2009. As used herein, the term “S.E.S. Lease Year” shall mean each consecutive twelve-month period during the Second Expansion Space Term, beginning with the Second Expansion Space Rent Commencement Date, except that if the Second Expansion Space Rent Commencement Date does not occur on the first day of a calendar month, the first S.E.S. Lease Year shall commence on the Second Expansion Space Rent Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Second Expansion Space Rent Commencement Date, and (b) each successive period of twelve (12) calendar months thereafter during the Second Expansion Space Term. From and after the Second Expansion Space Commencement Date, and provided that Tenant is in compliance with all of Tenant’s insurance requirements with respect to the Second Expansion Space as set forth in the Lease, Tenant shall have access to the Second Expansion Space and Tenant may use the Second Expansion Space for the use set forth in Section 6.a of the Original Lease. Notwithstanding anything to the contrary contained herein, in the event that the Second Expansion Space Commencement Date has not occurred on or before April 1, 2010, subject to a day-for-day extension for matters of Force Majeure, Tenant shall have the right, but not the obligation, to terminate this Second Amendment upon ten (10) business days prior written notice to Landlord, in which event this Second Amendment shall be null and void and of no further force or effect; provided that if Landlord delivers the Second Expansion Space to Tenant during such ten (10) business day period, this Second Amendment shall not terminate and shall continue in full force and effect in accordance with its terms.
          B. Reference is made to the form of Declaration of Second Expansion Space Commencement Date (the “Declaration”) attached hereto as Exhibit B. After the Second Expansion Space Commencement Date, Landlord shall complete the Declaration and deliver the completed Declaration to Tenant. Within ten (10) days after Tenant receives the completed Declaration from Landlord, Tenant shall execute and return the Declaration to Landlord to confirm the Second Expansion Space Commencement Date, the Second Expansion Space Rent Commencement Date and the actual number of rentable square feet in the Second Expansion Space. Failure to execute the Declaration shall not affect the commencement or expiration of the Second Expansion Space Term. As used herein, the term “Second Expansion Space Rent Commencement Date” shall mean the date that is sixty (60) days after the Second Expansion Space Commencement Date (i.e. if the Second Expansion Space Commencement Date occurs on October 1, 2009, the Second Expansion Space Rent Commencement Date shall occur on December 1, 2009).
     6. Second Expansion Space Annual Base Rent. Commencing on the Second Expansion Space Rent Commencement Date, and thereafter on the first day of each and every calendar month during the Second Expansion Space Term, Tenant shall pay Landlord Annual Base Rent for the Second Expansion Space only (“Second Expansion Space Annual Base Rent”) in the following amounts, in equal monthly installments (“Second Expansion Space Monthly Base Rent”), in advance, as follows:
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	Second Expansion	Second Expansion	Second Expansion
	Space Annual Base	Space Annual Base	Space Monthly
S.E.S. Lease Year	Rent Per Square Foot	Rent	Base Rent
1	$34.50	$957,444.00	$79,787.00
2	$35.36	$981,310.68	$81,775.89
3	$36.25	$1,006,010.04	$83,834.17
4	$37.15	$1,030,986.84 *	$85,915.57

*	[on an annualized basis]
Tenant shall pay Landlord Second Expansion Space Annual Base Rent in accordance with the terms and conditions of Section 4 of the Original Lease (captioned, “Rent”). Tenant hereby expressly acknowledges and agrees that any delay by Tenant in completing the Second Expansion Space Improvements shall not delay or otherwise affect the Second Expansion Space Rent Commencement Date or Tenant’s obligation to pay Landlord Second Expansion Space Annual Base Rent from and after such date.
     7. Additional Rent Attributable to Second Expansion Space.
          A. Commencing on January 1, 2011, for each calendar year during the Second Expansion Space Term in which the amount of Operating Expenses exceeds the amount of Operating Expenses for the S.E.S. Base Year (hereinafter defined), Tenant shall pay Landlord Tenant’s S.E.S. Pro Rata Share (Operating Expenses) (hereinafter defined) of the amount by which the amount of Operating Expenses for such calendar year exceeds the amount of Operating Expenses incurred by Landlord in the S.E.S. Base Year, in accordance with the terms and conditions of Section 4 of the Original Lease.
          B. Commencing on January 1, 2011, for each calendar year during the Second Expansion Space Term in which the amount of Real Estate Taxes exceeds the amount of Real Estate Taxes for the S.E.S. Base Year, Tenant shall pay Landlord Tenant’s S.E.S. Pro Rata Share (Real Estate Taxes) (hereinafter defined) of the amount by which the amount of Real Estate Taxes for such calendar year exceeds the amount of Real Estate Taxes incurred by Landlord in the S.E.S. Base Year, in accordance with the terms and conditions of Section 4 of the Original Lease.
          C. Landlord and Tenant hereby acknowledge and agree that: (i) “Tenant’s S.E.S. Pro Rata Share (Operating Expenses)” shall be 17.47%; (2) “Tenant’s S.E.S. Pro Rata Share (Real Estate Taxes)” shall be 17.47%; and (3) the “S.E.S. Base Year” shall be calendar year 2009.
     8. Tenant’s Continuing Obligations with Respect to the Original Premises and the Expansion Space.
          A. Between the Effective Date and the Lease Expiration Date, Tenant shall continue to pay Landlord: (i) all Annual Base Rent for the Original Premises in accordance with the terms and conditions of Section 4 of the Original Lease; (ii) Tenant’s Pro Rata Share (Operating Expenses) of increases in Operating Expenses which are attributable to the Original Premises in accordance with the term and conditions of Section 4 of the Original Lease; and (iii) Tenant’s Pro Rata Share (Real Estate Taxes) of increases in Real Estate Taxes which are attributable to the Original Premises in accordance with the terms and conditions of Section 4 of the Original Lease.
          B. Between the Effective Date and the Lease Expiration Date, Tenant shall continue to pay Landlord: (i) all Expansion Space Annual Base Rent for the Expansion Space in accordance with the terms and conditions of Paragraph 6 of the First Amendment (captioned, “Expansion Space Annual Base Rent”); (ii) Tenant’s E.S. Pro Rata Share (Operating Expenses) of increases in Operating Expenses which are attributable to the Expansion Space in accordance with the term and conditions of Paragraph 7 of the First Amendment (captioned, “Additional Rent Attributable to the Expansion Space”); and (iii) Tenant’s E.S. Pro Rata Share (Real Estate Taxes) of increases in Real Estate Taxes which are attributable
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to the Expansion Space in accordance with the terms and conditions of Paragraph 7 of the First Amendment.
     9. Parking. From and after the Second Expansion Space Rent Commencement Date, Tenant shall be provided, without charge during the Second Expansion Space Term, an additional one hundred ten (110) unreserved parking spaces located on Surface Lot and/or the Parking Structure, as determined by Landlord in its sole discretion (the “S.E.S. Additional Parking Spaces”). Tenant hereby expressly acknowledges and agrees that the terms of Section 26 of the Original Lease (captioned, “Parking”) shall govern Tenant’s use of the S.E.S. Additional Parking Spaces.
     10. Brokers. Landlord and Tenant recognize ACP Mid-Atlantic LLC, as Landlord’s agent, and The Staubach Company — Northeast, Inc., as Tenant’s agent, as the sole brokers (the “Brokers”) with respect to this Second Amendment. Landlord agrees to be responsible for the payment of any leasing commissions owed to the Brokers in accordance with the terms of separate commission agreements entered into between Landlord and each of the Brokers. Landlord and Tenant each represent and warrant to the other that no other broker has been employed in carrying on any negotiations relating to this Second Amendment and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.
     11. Second Expansion Space Existing Furniture. In connection with the leasing of the Second Expansion Space by Tenant and pursuant to the Bill of Sale attached hereto and made a part hereof as Exhibit C, effective as of the Second Expansion Space Commencement Date, Landlord hereby conveys to Tenant, free of charge, all of its right, title and interest in and to any and all furniture, equipment and furnishings in the Second Expansion Space as of the Second Expansion Space Commencement Date (collectively, the “Second Expansion Space Existing Furniture”). Landlord makes no representations or warranties with respect to the condition of the Second Expansion Space Existing Furniture and Tenant shall accept the Second Expansion Space Existing Furniture in its as-is, where-is condition as of the Second Expansion Space Commencement Date.
     12. Additional Modification. If the Second Expansion Space Commencement Date occurs prior to the Must-Take Space Commencement Date, then, as of the Second Expansion Space Commencement Date, Section 34(d) of the Original Lease, as amended pursuant to the terms of Paragraph 11 of the First Amendment (captioned, “Additional Modification”), shall be deleted in its entirety and the following language shall be inserted in lieu thereof as new Section 34(d) of the Original Lease:
“d. From and after the Must-Take Space Commencement Date: (i) the aggregate number of rentable square feet demised under the Lease shall be 98,174; (ii) wherever the term “Premises” appears in the Lease, it is hereby deemed to mean the entire 98,174 rentable square feet demised to Tenant; and (iii) Tenant’s Pro Rata Share (Operating Expenses) and Tenant’s Pro Rata Share (Real Estate Taxes) as set forth in Section 1.g, above, shall each be increased to thirty-nine and ninety-six hundredths percent (39.96%). Tenant hereby acknowledges and agrees that the Base Year with respect to the Must-Take Space shall be calendar year 2006.”
     13. Counterpart Copies. This Second Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Second Amendment.
     14. Miscellaneous. This Second Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
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     15. Ratification. Except as expressly amended by this Second Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.
[signatures appear on the following page]
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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Deed of Lease under seal as of the day and year first hereinabove written.

LANDLORD:

ACP/2300 CORPORATE PARK OWNER, LLC, a Delaware limited liability company

By:	ACP/AEW Woodland Park JV, LLC, a
Delaware limited liability company, its sole member

By:	ACP-BP Woodland Park Investor, LLC, a Delaware limited liability company, its operating member

By:	ACP/Woodland Park Investor, LLC, a Delaware limited liability company, its manager

By:	/s/ Douglas Fleit

Name: Douglas Fleit
Title: Manager

TENANT:

K12 INC., a Delaware corporation

By:	/s/ John Baule

Name: John Baule
Title: Exec VP of Operations and CFO
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EXHIBIT A
FLOOR PLAN OF SECOND EXPANSION SPACE
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EXHIBIT B
DECLARATION OF SECOND EXPANSION SPACE COMMENCEMENT DATE
     This Declaration of Second Expansion Space Commencement Date is made as of                                         , 200_, by ACP/2300 CORPORATE PARK OWNER, LLC, a Delaware limited liability company (“Landlord”), and K12 INC., a Delaware corporation (“Tenant”), who agree as follows:
     1. Landlord and Tenant entered into that certain Second Amendment to Deed of Lease dated                     , 2007, (the “Second Amendment”) in which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises described therein and located at 2300 Corporate Park Drive, Herndon, Virginia. All capitalized terms herein are as defined in the Second Amendment.
     2. Pursuant to the Second Amendment, Landlord and Tenant agreed to and do hereby confirm the following matters as of the Second Expansion Space Commencement Date:
a.	the Second Expansion Space Commencement Date is , 200_;

b.	the Second Expansion Space Rent Commencement Date is , 200_;

c.	the Lease Expiration Date is April 30, 2013;

d.	the number of rentable square feet comprising the Second Expansion Space is 27,752;

e.	the number of rentable square feet of office space in the Building is 158,897;

f.	“Tenant’s S.E.S. Pro Rata Share (Operating Expenses)” shall be 17.47%; and

g.	“Tenant’s S.E.S. Pro Rata Share (Real Estate Taxes)” shall be 17.47%.
     3. Tenant confirms that:
          a. it has accepted possession of the Second Expansion Space as provided in the Second Amendment;
          b. Landlord has fulfilled all its obligations to be provided to Tenant as of the date hereof;
          c. the Lease is in full force and effect and has not been further modified, altered, or amended, except, as follows:                     ; and
          d. there are no set-offs or credits against Rent, and no security deposit or prepaid rent has been paid, except as follows:                     .
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     The provisions of this Declaration of Second Expansion Space Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of the Lease.

LANDLORD:

ACP/2300 CORPORATE PARK OWNER, LLC, a Delaware limited liability company

By:	ACP/AEW Woodland Park JV, LLC, a Delaware limited liability company, its sole member

By:	ACP-BP Woodland Park Investor, LLC, a Delaware limited liability company, its operating member

By:	ACP/Woodland Park Investor, LLC, a Delaware limited liability company, its manager

By:

Name:
Title:

TENANT:

K12 INC., a Delaware corporation

By:

Name:
Title:

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EXHIBIT C
BILL OF SALE
     ACP/2300 CORPORATE PARK OWNER, LLC, a Delaware limited liability company (“Grantor”), for good and valuable consideration received by K12 INC., a Delaware corporation (“Grantee”), by these presents does QUITCLAIM, BARGAIN, SELL and DELIVER unto Grantee its entire right, title and interest in the Second Expansion Space Existing Furniture (as such term is defined in that certain Second Amendment to Deed of Lease dated of even date herewith (the “Second Amendment”) by and between Grantor, as landlord, and Grantee, as tenant).
     GRANTOR HEREBY WARRANTS TO GRANTEE THAT GRANTOR IS THE LAWFUL OWNER OF THE SECOND EXPANSION SPACE EXISTING FURNITURE AND THAT THE SECOND EXPANSION SPACE EXISTING FURNITURE IS FREE FROM THE RIGHTS AND CLAIMS OF OTHERS, INCLUDING ANY LEASES AND FINANCING AGREEMENTS.
     TO HAVE AND TO HOLD the Second Expansion Space Existing Furniture unto Grantee, its successors and assigns forever.
     This instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
     THIS BILL OF SALE SHALL BE EFFECTIVE as of the Second Expansion Space Commencement Date (as such term is defined in the Second Amendment).

GRANTOR:

ACP/2300 CORPORATE PARK OWNER, LLC, a Delaware limited liability company

By:	ACP/AEW Woodland Park JV, LLC, a Delaware limited liability company, its sole member

By:	ACP-BP Woodland Park Investor, LLC, a Delaware limited liability company, its operating member

By:	ACP/Woodland Park Investor, LLC, a Delaware limited liability company, its manager

By:	/s/ Douglas Fleit

Name: Douglas Fleit
Title: Manager

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